Exhibit 4.1
                           LOAN AND SECURITY AGREEMENT

         THIS AGREEMENT made as of February 24,2006 by and between Sovereign Bank, with an office at 1010 Farmington Avenue, West Hartford, CT 06107 (hereinafter referred to as the "Lender"), and Ranor, Inc., a corporation organized under the State of Delaware ("Ranor") with its chief executive office, principal place of business and mailing address at One Bella Drive, Westminster, MA 01473 (the "Borrower"). Borrower's liability hereunder shall be joint and several.


SECTION 1. DEFINITIONS. As used herein:

         1.1. Accounting Terms All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States and all financial data submitted pursuant to this Loan Agreement shall be prepared in accordance with such principles.

         1.2. Accounts - means "Accounts" as defined in the Uniform Commercial Code.

         1.3. Additional Collateral - means (a) all "Securities Entitlements," "Investment Property," "Financial Assets," Commercial Tort Claims and "Documents" as those terms are defined in the Uniform Commercial Code as of the date hereof, whether now existing or hereafter acquired or arising, (b) all securities, bills of lading, dock warrants, dock receipts, warehouse receipts or orders for the delivery of goods, and any other documents which in the regular course of business or financing are treated as adequately evidencing that the persons in possession of them are entitled to receive, hold, and dispose of the goods they cover; (c) all motor vehicles whether now owned or hereafter acquired by the Borrower, and all accessions and additions thereto, replacements therefor, and substitutions therefor; (d) all "General Intangibles" as that term is defined in the Uniform Commercial Code as of the date hereof, whether presently owned or hereafter acquired, including, without limitation, Payment Intangibles and Software (as those terms are defined in the Uniform Commercial
Code), all choses in action, causes of action, and all other intangible personal property of the Borrower, including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, trademarks, servicemarks, tradenames, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, credit files, computer programs, printouts and other computer materials and records, guaranty claims, security interests or other property held by or granted to Borrower to secure payment of any obligation of any obligor of Borrower and any and all of the rights of Borrower of whatever nature under any and all contracts, agreements, or leases (whether of real or personal property) to which the Borrower is or may become a party, including without limitation all of the rights of Borrower to enforce all of the provisions of, and to obtain payments or other performance due under, all contracts, agreements, or leases; (e) all of Borrower's rights (including rights as licensee and lessee) with respect to all computer hardware and software and all rights with respect thereto including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing, and further including
(i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware, (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, Software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes, and (f) all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to the Lender whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also in and to any and all deposits, general or special, and credits of the Borrower with, and any and all claims of the Borrower against, the Bank now or at any time hereafter existing.

         1.4. Additional Definitions Unless otherwise specifically defined herein, all terms used in this Loan Agreement and in all documents referred to herein and which have been defined in Articles 1, 2 or 9, Uniform Commercial Code, shall be interpreted and construed in light of the sections, the definitions, the "official comment", and the definitional and substantive cross-references of the Uniform Commercial Code.

         1.5. Affiliates - means any Person: (1) which directly or indirectly Controls, or is Controlled by, or is under common Control with, the Borrower or any subsidiary; (2) which directly or indirectly beneficially owns or holds any class of voting stock of the Borrower or any subsidiary; or (3) the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or any subsidiary.

         1.6. Banking Day - means with respect to any date that is specified in this Agreement, to be subject to adjustment in accordance with the applicable Business Day Convention, (i) a day on which commercial lenders settle payments in the Governing State, (ii) in any other case, any day on which Lender is not required or authorized to close in the Governing State.

         1.7. Business Day Convention - means the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Banking Day. Reference to a payment date, when used in conjunction with the term "Business Day Convention", shall mean that an adjustment will be made if the date would otherwise fall on a day that is not a Banking Day so that the date will be the first following day that is a Banking Day.


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         1.8. Collateral - means all of Borrower's personal property, now owned or hereafter acquired, including without limitation all Accounts, Health Care Insurance Receivables, Letter-of-Credit Rights, Supporting Obligations, Electronic Chattel Paper, Tangible Chattel Paper and Instruments, as these terms are defined in the Uniform Commercial Code, together with all Inventory, Equipment, Patents, Trademarks and Additional Collateral, as hereinafter defined, and all products and proceeds of the foregoing including, without limitation, proceeds of any insurance policies insuring any of the foregoing, all as more particularly described on Schedule B.

         1.9. Control - means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         1.10. Effective Date - means the date of execution of this Loan Agreement.

         1.11. Eligible Inventory - means Inventory (valued at the lesser of cost to the Borrower or market value) which, on a date which a Borrowing Base Certificate is submitted to Lender, meets the following requirements:

               a. It is saleable through normal trade channels; and

               b. It is owned by the Borrower and is not subject to any lien or security interest whatsoever other than that of the Lender.

         1.12. Eligible Accounts - means the net amount of those Accounts which continually meet the following requirements:

               a. The Account is due and payable not more than ninety (90) days from the date of the invoice evidencing the account and is not more than thirty
(30) days past due;

               b. The Account arose from the performance of services by the Borrower which have been satisfactorily performed or from the absolute sale of goods by the Borrower in which the Borrower had the sole and complete ownership and the goods have been shipped or delivered to the account debtor, and the Borrower or the Lender is in possession of shipping and delivery receipts evidencing such shipment or delivery;

               c. The Account is not subject to any prior or subsequent assignment, claim, lien or security interest other than that of the Lender;

               d. To the best of the Borrower's knowledge, the Account is not subject to setoff, counterclaim, defense, allowance or adjustment other than discounts for prompt payment shown on the invoice, or to dispute, objection or complaint by the account debtor concerning its liability on the account, and the goods, the sale of which gave rise to the account, have not been returned, rejected, lost or damaged;

               e. The Account arose in the ordinary course of business;


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

               f. To the best of the Borrower's knowledge, no petition or other application for relief under the Bankruptcy Code or other insolvency law has been filed with respect to the customer or account debtor; and the customer or account debtor has not made an assignment for the benefit of creditors, become insolvent, or suspended or terminated business; and the account debtor is generally paying its debts as they become due;

               g. Either the account debtor has its principal place of business in the United States, or the account debtor has posted a letter of credit in favor of the Borrower in an amount at least equal to the amount of the Account;

               h. The Borrower does not have any net accounts payable in favor of the account debtor;

               i. The account debtor is not the Federal Government of the United States of America or any entity affiliated, in any way, with the Borrower; and

               j. The Lender has not notified the Borrower that, in the Lender's sole discretion, the Account or account debtor is not acceptable to the Lender.

               PROVIDED, all Accounts whether or not Eligible Accounts constitute the Lender's collateral.

         1.13. Equipment - means all Equipment, as that term is defined in the Uniform Commercial Code as of the date hereof, of Borrower, whether presently owned or hereafter acquired, and including, without limitation, machinery, furniture, furnishings, and fixtures, and any and all goods used or bought for use in or being used or for use in the conduct of Borrower's business and all goods used or bought for use in Borrower's business which are not included within the definition of Inventory, and all accessions and additions thereto, replacements therefor, and substitutions therefor, supplies and motor vehicles, now owned and hereafter acquired, present and future, by the Borrower of whatsoever name, nature, kind or description, wherever located, and all additions and accessions thereto and replacements or substitutions therefor, and all proceeds thereof and all proceeds of any insurance thereon.

         1.14. Governing State - means the Commonwealth of Massachusetts.

         1.15. Guarantor - means any person, firm or corporation which has guaranteed or endorsed or has agreed to act as surety for any of the Obligations.

         1.16. Inventory - means all "Inventory" as that term is defined in the Uniform Commercial Code as of the date hereof, including, without limitation, any and all goods, merchandise or other personal property, wheresoever located and whether or not in transit, now owned or hereafter acquired by the Borrower, which is or may at any time be held for sale or lease, or furnished or to be furnished under any contract of service or held as raw materials, work in process, supplies or materials used or consumed in the Borrower's business, and all such property the sale or other disposition of which has given rise to Accounts, Chattel Paper, Documents, or Instruments and which has been returned to or repossessed or stopped in transit by the Borrower.


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         1.17. Loan Agreement - means this Loan and Security Agreement, as the same may hereafter be supplemented, modified or amended.

         1.18. Maturity Date - shall have the meaning in the Note.

         1.19. Note - means, collectively, the Revolving Note and the Term Promissory Note as defined in Section 2 below.

         1.20. Obligations - means all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Lender of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, whether or not such obligations are related to the transaction described in this Loan Agreement, by class, or kind, or whether or not contemplated by the parties at the time of the granting of this security interest, including without limitation, all interest, fees, charges, expenses and attorneys' fees chargeable to the Borrower or incurred by the Lender in connection with the Revolving Loan or otherwise whether provided for herein or in any Supplemental Agreement.

         1.21. Patents - means all of the Borrower's right, title and interest, present and future, in and to (a) all letters patent of the United States or any other country, all right, title and interest therein and thereto, and all registrations and recordings thereof, including without limitation applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States and State thereof or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by the Borrower; and (b) all reissues, continuations, continuations-in-part or extensions thereof and all licenses thereof; and all proceeds of the foregoing and all proceeds of any insurance on the foregoing.

         1.22. Person - means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, limited liability company, or other entity of whatever nature.

         1.23. Prime Rate - has the meaning provided in the Note.

         1.24. Supplemental Agreements - means any and all agreements, instruments, documents, security agreements, mortgages, financing statements, and supplements thereto granting or intending to grant to the Lender any lien, security interest, pledge, assignment or indemnification to secure the Obligations, or entered into between the Borrower or Guarantor in favor of, or with, and the Lender, at any time, for any purpose including, without limitation, this Loan Agreement and the Note.

         1.25. Termination Date - shall have the meaning in the Revolving Note.


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

         1.26. Trademarks - means all of the Borrower's right, title and interest, present and future, in and to (a) all trademarks, trade names, trade styles, service marks, prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all right, title and interest therein and thereto, and all registrations and recordings thereof, including without limitation applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by the Borrower; (b) all reissues, extensions or renewals thereof and all licenses thereof; and (c) the goodwill of the business symbolized by each of the Trademarks, and all customer lists and other records of the Borrower relating to the distribution of products bearing the Trademarks; and all proceeds of the foregoing and all proceeds of any insurance on the foregoing.


SECTION 2. TERMS OF BORROWING.

         2.1. Revolving Loan. The Lender may loan to the Borrower, and the Borrower may borrow from the Lender, from time to time (the "Revolving Loan"), up to that amount (hereinafter referred to as the "Borrowing Base") which is the lesser of:

               a. The sum of:

                  (1) Seventy percent (70%) of the Borrower's Eligible Accounts;
            AND

                  (2) Forty percent (40%) of the Borrower's Eligible Inventory;

                           OR

               b. One Million Dollars ($1,000,000).

               Nothing herein shall prohibit the Lender from lending in excess of the Borrowing Base.


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

         2.2. Borrowing Base Report, Etc. For purposes of computing the Borrowing Base, the Borrower shall furnish to the Lender the Borrowing Base Certificate set forth on Exhibit 1 together with such other information adequate to identify Accounts and Inventory at times and in form and substance as may be required by the Lender, executed by a duly authorized representative of Borrower, together with such certificates as the Lender may require from the Borrower representing that no Event of Default has occurred and that the Borrower knows of no event which, but for the passage of time or the giving of notice, would create an Event of Default. From time to time, the Borrower shall provide the Lender with schedules describing all Accounts created or acquired by the Borrower and shall execute and deliver written assignments of such Accounts to the Lender; provided, however, that the Borrower's failure to execute and deliver such schedules and/or assignments shall not affect or limit the Lender's security interest or other rights in and to any Collateral. Together with each schedule, the Borrower shall, upon reasonable request of the Lender, furnish copies of customers' invoices or the equivalent, and original shipping or delivery receipts for all merchandise sold, and the Borrower warrants the genuineness thereof. The Borrower further warrants that all Accounts are and will be bona fide existing obligations created by the sale and delivery of merchandise or the rendition of services to customers in the ordinary course of business, free of liens, encumbrances and security interests and unconditionally owed to the Borrower and, to the best of the Borrower's knowledge, without defense, offset or counterclaim.

         2.3. Repayment of the Revolving Loan. In the event the Revolving Loan at any time exceeds the Borrowing Base, the Borrower will immediately, upon notification thereof from the Lender, repay to the Lender the amount by which the Revolving Loan exceeds the Borrowing Base. All advances under the Revolving Loan shall be evidenced by the Promissory Note from Borrower to the order of Lender of even date herewith in the Revolving Loan amount (the "Revolving Note") or Borrower will, upon reasonable request of the Lender, execute a promissory note evidencing the advance, such note to be in such form and to contain such provisions as the Lender shall deem desirable. Each advance shall be recorded in an account on the Lender's books in which shall also be recorded accrued interest on advances, payments on such advances, and other appropriate debits and credits as herein provided, and such account shall constitute prima facie evidence of the information contained therein.

         2.4. Interest on the Revolving Loan. Interest on the Revolving Loan will be payable monthly in arrears on the first business day of each month, commencing on the first business day of the month subsequent to the date of this Loan Agreement, and will be charged to the Borrower upon any and all balances due to the Lender at the rate or rates set forth in the Revolving Note, said interest to be computed based upon average daily balances and upon a 360-day per year basis for the actual number of days elapsed; provided, however, that at no time shall said interest rate be more than the rate of interest permitted by the law governing this Loan Agreement.

         2.5. Collection of Accounts. Upon an Event of Default, Lender or its designee may notify customers or account debtors that Accounts have been assigned to the Lender or of the Lender's security interest therein and collect them directly and charge the collection costs and expenses to the Borrower's account. All such payments will be placed by the Lender into a cash collateral account and, until credited to the Borrower's account as hereinafter set forth, shall be held by the Lender as collateral for payment and/or performance of the Borrower's Obligations to the Lender. After allowing two (2) Business Days for collection of checks and other instruments, the Lender will credit (conditional upon final collection) all such payments, or those made on account thereof, to the Borrower's account.


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

         2.6. Returns, Credits, Etc. Any merchandise which is returned by a customer or account debtor or otherwise recovered shall remain part of the Lender's security. The Borrower shall notify the Lender promptly of all returns and recoveries and, upon an Event of Default, deliver at Lender's request the merchandise to the Lender. The Borrower shall also notify the Lender promptly of all disputes and claims and settle or adjust them at no expense to the Lender, but no discount, credit or allowance (other than in the ordinary course of the Borrower's business) shall be granted to any customer or account debtor, and no returns of merchandise (other than in the ordinary course of the Borrower's business) shall be accepted by the Borrower without the Lender's consent. The Lender may, after an Event of Default, settle or adjust disputes and claims directly with customers or account debtors for amounts and upon terms which the Lender considers advisable, and in all cases the Lender will credit the Borrower's account with only the net amounts received by the Lender in payment of Accounts.

         2.7. Further Assurance. Upon the Lender's reasonable request, the Borrower shall perform all other steps reasonably requested by the Lender to create and maintain in the Lender's favor a valid first priority security interest, assignment or lien in, of or on all Accounts and all other security held by or for the Lender.

         2.8. Power of Attorney. The Borrower appoints the Lender, or any person whom the Lender may designate, as its attorney, with power, after an Event of
Default: to endorse the Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Lender's possession; to sign the Borrower's name on any invoice or bill of lading relating to any Accounts, on notices of assignment, financing statements, and other public records, on verifications of accounts and on notices to customers; to notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Lender; to send requests for verification of Accounts to customers or account debtors; and to do all things necessary to carry out this Loan Agreement. The Borrower ratifies and approves all acts of the attorney. Neither the Lender nor the attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any Accounts assigned to the Lender or in which the Lender has a security interest remain unpaid or until the Obligations have been fully satisfied. The Lender may file one or more financing statement disclosing the Lender's security interest without the Borrower's signature appearing thereon.

         2.9. Termination. All outstanding balances under the Revolving Loan shall be payable on the Termination Date. Notwithstanding the foregoing, should either the Lender or the Borrower become insolvent or go out of business, the other party shall have the right to terminate this Agreement at any time without notice. Upon the effective date of termination, all Obligations, whether or not incurred under this Loan Agreement or any Supplemental Agreement or otherwise, shall become immediately due and payable without notice or demand. Notwithstanding termination, until all Obligations have been fully satisfied, the Lender shall retain its security interest in all existing Collateral and that arising thereafter; the Borrower shall continue to assign Accounts to the Lender and turn over all collections to the Lender; and, except for those specific covenants and conditions dealing with the making of advances, all terms and conditions of all agreements between the Borrower and the Lender shall remain in full force and effect. Notwithstanding any of the foregoing to the contrary, upon the occurrence of an Event of Default, the Lender may terminate this Agreement immediately and without prior notice.


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         2.10. Unused Line Fee. As further inducement for the Lender to enter into this Loan Agreement, Borrower shall pay on the first day of each month commencing February 1, 2006, a fee (the "Line Fee") equal to one-quarter percent (0.25%) of the average daily unused portion of the Revolving Loan, for the immediately prior month. Said average daily unused portion shall refer to that amount which is equal to the difference between the maximum loan amount set forth in Section 2.1(b) and the average daily outstanding balance of the Revolving Loan for such month. The Line Fee will, at the option of the Lender, be charged to the account of Borrower when due.

         2.11. Term Loan. The Lender will make a loan to the Borrower in the original principal amount of FOUR MILLION DOLLARS ($4,000,000) (the "Term Loan") upon further terms and conditions and evidenced by the term promissory note of even date herewith (the "Term Note").

         2.12. Prepayment. Except as provided in the Note, the Loans may not be prepaid.

         2.13. Automatic Payment; Method of Payment. The Borrower hereby authorizes the Lender to automatically deduct from Borrower's account numbered _______any amount due under this Loan Agreement ("Automatic Payments"). If the funds in said account are insufficient to advance funds to cover any payment, Lender shall not be obligated to advance funds to cover the payment. At any time and for any reason, Borrower or Lender may voluntarily terminate such Automatic Payments. Whenever any payment to be made under this Loan Agreement shall be stated to be due on a day other than a Banking Day, such charge shall be subject to the Modified Following Business Day Convention and any such extension of time shall in such case be included in the computation of the payment of accrued interest.

         2.14. Late Charge Fee. If a regularly scheduled payment is fifteen (15) days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $10.00, whichever is greater.

         2.15. Conditions Precedent to Advances. The obligation of the Lender to make the initial advance under the Revolving Loan and the Term Loan to the Borrower is subject to the conditions precedent that the events or documents required take place or be executed and delivered to the Lender have taken place or have been executed and delivered to Lender, as the case may be, in form and substance satisfactory to the Lender and its counsel. The obligation of the Lender to make any subsequent advances or to issue any Letter of Credit is subject to the conditions precedent that: (a) no event has occurred which with the passage of time or the giving of notice or both would constitute an Event of Default; (b) no Event of Default has occurred and is continuing; (c) the Lender has, upon request, received a certificate signed by a duly authorized officer of the Borrower stating that all representations and warranties contained in this Loan Agreement are correct as though made on and as of the date of such certificate; (d) the Lender has received such other approvals, opinions, or documents as the Lender may reasonably request; and (e) there has been no material adverse change in the financial condition of the Borrower since the date of the latest financial statement delivered to the Lender.


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SECTION 3. COLLATERAL.

         3.1. Security Interest. As security for payment and performance of the Obligations, the Borrower hereby assigns and grants to the Lender a continuing security interest in the Collateral. The Lender shall retain its security interest in all Collateral, eligible and ineligible, until all Obligations have been fully satisfied.

         3.2. Possession of Collateral. Upon an Event of Default, the Lender will have the right: (a) to take physical possession of the Collateral and to maintain such possession on the Borrower's premises; and/or (b) to remove the Collateral or any part thereof to such other places as the Lender may desire; and/or (c) without removal, to render the Equipment unusable and to dispose of the Collateral on the Borrower's premises. Upon an Event of Default, the Borrower shall, upon the Lender's demand, assemble the Collateral and make it available to the Lender at a place reasonably convenient to the Lender.

         3.3. Location of Collateral. The Collateral is and will be owned by the Borrower, free of all other liens and encumbrances (except as set forth in Schedule A annexed hereto), and shall be kept by the Borrower at those locations listed in Schedule A annexed hereto and the Borrower will not (without the Lender's prior written approval) remove the Collateral therefrom, except for the purposes of sale in the regular course of business.

         3.4. Limitation on Disposition of Collateral. The Borrower will not sell, exchange or otherwise dispose of the Collateral, other than finished goods Inventory in the ordinary course of business, or any part thereof, or any interest therein without the express written authorization of the Lender; in the event of the sale, exchange or other disposition of the Collateral or any part thereof or any interest therein (and no such sale, exchange or other disposition is hereby otherwise authorized or consented to), the security interest of the Lender shall nevertheless continue in said Collateral (including all proceeds, cash and non-cash) notwithstanding said sale, exchange or other disposition; all of said proceeds shall remain Collateral hereunder and shall be transferred and paid over to the Lender immediately following said sale, exchange or other disposition, and shall be applied at the option of the Lender to the payment of the Obligations; and the receipt by the Lender of all or any of said proceeds shall not be deemed or construed to be an authorization or consent of the Lender to such sale, exchange or other disposition of said Collateral.

         3.5. Further Assurances Re Inventory. The Borrower shall perform any and all steps reasonably requested by the Lender to perfect the Lender's security interest in the Inventory, such as leasing warehouses to the Lender or the Lender's designee, placing and maintaining signs, appointing custodians, executing and filing financing or continuation statements in form and substance satisfactory to the Lender, maintaining stock records and transferring Inventory to warehouses. If any Inventory is in the possession or control of any of the Borrower's agents or processors, the Borrower shall notify such agents or processors of the Lender's security interest therein, and, upon request, instruct them to hold all such Inventory for the Lender's account and subject to the Lender's instructions. A physical listing of all Inventory, wherever located, shall be taken by the Borrower whenever reasonably requested by the Lender, and a copy of each such physical listing shall be supplied to the Lender. The Lender may examine and inspect the Inventory at any time during normal business hours upon reasonable prior notice.


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         3.6. Discharge of Liens. The Lender may, at its option, discharge any taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, and the Lender may pay insurance premiums or procure insurance and otherwise pay for the maintenance and preservation of the Collateral and the Borrower will reimburse the Lender on demand for any payment made or expense incurred by the Lender pursuant to the foregoing authority, with interest at the highest rate provided in this Loan Agreement.

         3.7. Existence, Properties, Insurance. The Borrower will at all times maintain, preserve and protect all franchises, patents, and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good condition and repair (normal wear and tear and obsolescence excepted), and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, and will pay or cause to be paid, except when the same may be contested in good faith, all rent due on premises where any property is held or may be held, so that the business carried on in connection therewith may be continuously conducted. The Borrower will have and maintain insurance at all times with respect to all Collateral against risks of fire (including so-called extended coverage), theft and such risks as the Lender may require containing such terms, in such form, and for such periods, and written by such companies as may be satisfactory to the Lender, such insurance to be payable to the Lender and the Borrower as their interests may appear; each policy of liability insurance shall name the Lender as an additional insured; each policy of property casualty and business interruption insurance shall have a loss payee endorsement providing:

            a. That loss or damage, if any under the policy, shall be payable to the Lender, as mortgagee and/or secured party, as its interests may appear;

            b. That the insurance as to the interest of the Lender shall not be invalidated by any act or neglect of the insured or owner of the property described in said policy, nor by any foreclosure, or other proceeding, nor by any change in the title of ownership of said property, nor by the occupation of the premises where the property is located for purposes more hazardous than are permitted by said policy;

            c. That, if the policy is canceled at any time by the insurance carrier, in such case the policy shall continue in force for the benefit of the Lender for not less than thirty (30) days after written notice of cancellation to the Lender from the insurance carrier; and

            d. That the policy will not be reduced or canceled at the request of the insured nor will said loss payee endorsement be amended or deleted without thirty (30) days' prior written notice to the Lender from the insurance carrier.

The Borrower will furnish the Lender with certificates or other evidence satisfactory to the Lender of compliance with the foregoing insurance provisions, and upon an Event of Default the Lender may act as attorney for the Borrower in obtaining, adjusting, settling, and canceling such insurance and receiving and endorsing any drafts. The Borrower hereby assigns to the Lender any and all monies which may become due and payable under any policies of property casualty insurance insuring the Collateral and business interruption insurance, including return of unearned premiums, and hereby directs any insurance company issuing any such policy to make payment directly to the Lender and authorizes the Lender, at its option: (i) to apply such monies in payment on account of any of the Obligations, whether or not due, and remit any surplus to the Borrower; or (ii) to return said funds to the Borrower for the purpose of replacement of the Collateral. The Borrower will also at all times maintain necessary workmen's compensation insurance and such other insurance as may be required by law or as may be reasonably required by the Lender.


SECTION 4. REPRESENTATIONS, WARRANTIES AND GENERAL COVENANTS

         The Borrower hereby represents and warrants to the Lender (which representations and warranties will survive the delivery of the Note and this Agreement and the making of any advances and shall be deemed to be continuing until the Note is fully paid and this Agreement is terminated) that, except as set forth on Schedule A:

         4.1. Organization and Qualification. The Borrower, if a legal entity,
(i) is and will continue to be duly organized and validly existing and in good standing under the laws of its state of organization; (ii) has filed in all locations required under the laws of each jurisdiction in which it does business; (iii) is qualified and in good standing to do business in all other jurisdictions in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary; (iv) has the power to execute and deliver this Agreement, the Note, and all other documents, instruments and agreements related hereto (the "Supplemental Agreements") and to borrow hereunder. Borrower has all requisite permits, authorizations, franchise agreements and licenses, without unusual restrictions or limitations, to own, operate and lease its properties and to conduct the business in which it is presently engaged, all of which are in full force and effect.

         4.2. No Legal Bar. The execution and delivery of this Loan Agreement and compliance by the Borrower with any of the terms and provisions hereof or of any of the other Supplemental Agreements will not, on the Effective Date, violate any provision of any existing law or regulation or any writ or decree of any court or governmental instrumentality, or any agreement or instrument to which the Borrower is a party or which is binding upon it or its assets, and will not result in the creation or imposition of any lien, security interest, charge or encumbrance of any nature whatsoever upon or in any of its assets, except as contemplated by this Loan Agreement; and no consent of any other party, and no consent, license approval or authorization of or registration or declaration with any governmental bureau or agency, is required in connection with the execution, delivery, performance, validity and enforceability of this Loan Agreement or any of the other Supplemental Agreements.

         4.3. Title, Liens and Encumbrances. The Borrower has good and marketable title to all Collateral, and none of the Collateral is subject to any pledge, lease, trust, bailment, lien, security interest, encumbrance, charge or title retention or other security agreement or arrangement of any character whatsoever other than as permitted in the Supplemental Agreements.

         4.4. No Material Litigation. The Borrower represents that no material litigation or administrative proceeding of or before any governmental body is presently pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its property.

         4.5. No Default. The Borrower is not, on the date hereof, in default with respect to the payment or performance of any of its obligations or in the performance of any covenants or conditions to be performed by it pursuant to the terms and provisions of any indenture, agreement or instrument to which it is a party or by which it may be bound and the Borrower has received no notice of default thereunder.

         4.6. Compliance with Laws. The Borrower has substantially complied with and will continue to comply with all applicable statutes and regulations of the United States of America, and all states, counties, municipalities and agencies of any thereof with respect to (a) any restrictions, specifications or other requirements pertaining to products which the Borrower manufactures and sells, or to the services it performs; (b) the conduct of its business operations; (c) the use, maintenance and operation of the real and personal properties owned or leased by it in the operation of its business; and (d) if a legal entity, the issued and outstanding equity interests of the Borrower and the disclosure of material facts and information to its equity interestholders.

         The Borrower shall indemnify the Lender and hold the Lender harmless from and against all loss, liability, damage and expense, including reasonable attorneys' fees, suffered or incurred by the Lender (i) under or on account of any applicable local, state or federal laws or regulations, including the assertion of any liens thereunder (the "Environmental Laws"); (ii) with respect to any discharge, spillage, uncontrolled loss, seepage or filtration of oil or petroleum or chemical, liquids or solid, liquid or gaseous products or hazardous waste which, if contained or removed or mitigated by any applicable local, state or federal agency or entity, would give rights to a lien (a "Spill") affecting any real or personal property owned or leased by the Borrower, including any loss of value of any such property as a result of such Spill; or (iii) with respect to any other matter affecting the real or personal property owned or leased by the Borrower and governed by the provisions of the Environmental Laws.

         4.7. No Secondary Liabilities. There are no outstanding contracts or agreements of guaranty or suretyship made by the Borrower, or to which it is a party, or to which any of its assets are subject of any material nature.

         4.8. Taxes. The Borrower has filed or caused to be filed or obtained extensions for the filing of, and will continue to file and cause to be filed, all federal, state and local tax returns required by law to be filed, and has paid and will continue to pay all taxes shown to be due and payable on said returns or on any assessment made against it, except if being contested in good faith and adequate provision has been made therefor on its books of account. No claims are being asserted with respect to such taxes which are not reflected in the financial statements which have been furnished by the Borrower to the Lender.

         4.9. Financial Condition. The Borrower has submitted to the Lender various financial statements and information, and represents that all of said financial information is true and correct to the best of the knowledge and belief of the Borrower; that such financial information fairly presents the financial condition and results of the operations of the Borrower as of the date thereof and for the period indicated therein; that such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently maintained throughout the period involved; that, as of the date of said financial information submitted, there were no material unrealized or anticipated losses from any unfavorable commitments of the Borrower; and that there has been no material adverse change in the business or assets or in the condition, financial or otherwise, of the Borrower from that set forth in said financial statements other than normal seasonal changes which occur in the normal course and operation of the Borrower's business.

         4.10. Representation Accuracy. No representation or warranty by the Borrower contained in any certificate or other document furnished or to be furnished by the Borrower pursuant hereto or in connection with the transactions contemplated hereunder, contains, or at the time of delivery will contain, any untrue statement of material fact or omits or will omit to state a material fact necessary to make it not misleading.

         4.11. Agreements re Equity Interests. Except as provided in the Stock Purchase Agreement dated August 17, 2005, as amended, and except for the sale by Borrower of real property contemporaneously with the closing of the initial borrowing under this Agreement, the Borrower does not have any agreements pertaining to the purchase or sale of its equity interests.

         4.12. Collective Bargaining Agreements. The Borrower is not a party to any collective bargaining agreements.

         4.13. Pension Plans. To the extent that any present or future pension plan of the Borrower is subject to state or federal statutes or regulations, the Borrower represents and warrants that it shall at all times be in compliance with said statutes and regulations and will furnish the Lender with copies of such reports as it may be required to furnish under said statutes or regulations.

         4.14. Commercial Tort Claims. The Borrower shall promptly notify Lender in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof against any third party and, upon Lender's reasonable request, enter into an amendment to this Agreement and do such other acts and things required by Lender to give Lender a security interest in such Commercial Tort Claim.

         4.15. Other Collateral. Borrower shall promptly notify Lender in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper and, upon the reasonable request of Lender, promptly execute such other documents, and do such other acts or things deemed appropriate by Lender to deliver to Lender control with respect to such Collateral; promptly notify Lender in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of documents or other instruments and, upon the reasonable request of Lender, will promptly execute such other documents, and do such other acts or things deemed appropriate by Lender to deliver to Lender possession of such Documents which are negotiable and Instruments, and, with respect to non negotiable Documents, to have such nonnegotiable Documents issued in the name of Lender; and with respect to Collateral in the possession of a third party, other than Certificated Securities and Goods covered by a Document and obtain an acknowledgment from the third party that it is holding the collateral for the benefit of Lender.

         4.16. Lien Perfection; Further Assurances. Borrower shall execute such UCC-1 financing statements as may be required by the UCC and such other instruments, assignments or documents as are necessary to perfect Lender's lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Lender's lien upon the Collateral. Unless prohibited by applicable law, Borrower hereby irrevocably authorizes Lender to execute and/or file any such financing statements, including, without limitation, financing statements that indicate the Collateral as all assets of Borrower or words of similar effect, on Borrower's behalf. Borrower also hereby ratifies its authorization for Lender to have filed in any jurisdiction any like financing statements or amendments thereto it filed prior to the date hereof. The parties agree that a photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's reasonable request, Borrower shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Supplemental Agreements. Borrower shall further take such steps as the Lender may reasonably request for the Lender (a) to obtain an acknowledgement, in form and substance reasonably satisfactory to the Landlord, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Landlord, (b) to obtain "control" of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper (in accordance with provisions in Rev. ss.ss. 9-104, 9-105, 9-106 and 9-107 relating to what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance satisfactory to the Lender, and (c) otherwise to insure the continued perfection and priority of the Lender's security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation and following the effectiveness of Revised Article 9 of the Uniform Commercial Code in any jurisdiction.

SECTION 5. NEGATIVE COVENANTS

         So long as any Obligations of the Borrower to the Lender remain outstanding and unpaid, and so long as Lender is committed to make loans and other credit accommodations hereunder, the Borrower covenants and agrees as follows, except as set forth on Schedule A:

         5.1. Limitation on Liens. The Borrower shall not create, assume or suffer to exist, any mortgage, pledge, encumbrance, lien, security interest or charges of any kind upon any of its assets (other than statutory liens provided same are paid within the time provided for payment without penalty or interest) or equity interests, whether now owned or hereafter acquired.

         5.2. Limitation on Advances and Investments. The Borrower shall not make or suffer to exist any advances or loans to, or any investments in (by transfers or property, contributions to capital, purchase of stock or securities or evidence of indebtedness, acquisition of assets or business or otherwise) any Person other than the securities of the United States of America and other investments as may be offered by the Lender.

         5.3. Limitation on Other Borrowing. The Borrower shall not incur, create, assume or permit to exist any indebtedness or liability outside of the ordinary course of the Borrower's business on account of deposits or advances or any indebtedness or liability for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations or incorporated in any lease or license agreement, except as referred to in or permitted by this Loan Agreement; provided, however, that Borrower shall be permitted to incur purchase money indebtedness for the purchase of capital assets in an amount not to exceed $500,000.

         5.4. Limitation on Dividends and Distributions. Borrower shall not declare or pay any dividend or distribution (whether in cash, property or otherwise) unless Borrower is current on all debt payments to the Lender or no Event of Default has occurred.

         5.5. Limitation on Issuance or Acquisition of Equity Interest. If a legal entity, Borrower shall not issue any additional equity interests (except to existing holders), or redeem, retire, purchase or otherwise acquire for value any equity interests.

         5.6. Limitation on Fundamental Changes. The Borrower shall not convey, sell, lease or otherwise dispose of all or substantially all of its property, assets or business; enter into any transaction not in the usual course of business and, if a legal entity, (i) make any change in its capital structure or in any of its business objectives, purposes and operations which might in any way adversely affect the ability of the Borrower to repay the Obligations, (ii) merge or consolidate with or into any other firm or corporation or, without Lender's approval not to be unreasonably withheld or delayed, change its name or
(iii) permit a transfer of more than 10% of its equity interests without the prior written consent of the Lender. Lender acknowledges that Borrower is transferring certain real property contemporaneously with the closing of the initial borrowing under this Agreement.

         5.7. Limitation on Disposition of Assets. The Borrower shall not, other than in the ordinary course of business, sell, exchange or otherwise dispose of any of its assets, or any part thereof or any interest therein, without the express written authorization of the Lender.

         5.8. Limitation on Contingent Liabilities. The Borrower shall not become liable as guarantor, surety, endorser or otherwise for, or agree to purchase, repurchase or assume, any obligation of any Person, except for endorsement of commercial paper for deposit, collection, or discount in the ordinary course of business.

         5.9. Limitation on Acquisition of Affiliates. The Borrower shall not acquire, directly or indirectly, any Affiliates without the prior written consent of the Lender, not to be unreasonably withheld.

         5.10. Financial Covenants. The Borrower hereby covenants that it shall not:

         (a) Capital Expenditures. Directly or indirectly make or commit to make any Capital Expenditure; provided, however, that so long as no Event of Default exists at the time thereof or after giving effect thereto, Borrower may make Capital Expenditures in the ordinary course of business and not exceeding $500,000 per year.

         (b) Fixed Charge Coverage Ratio. Permit Earnings Available for Fixed Charges to be less than 120% of Fixed Charges for the quarter ending June 30, 2006 building to a rolling four (4) quarter basis, tested at the end of each fiscal quarter.

         (c) Interest Coverage. Permit its Interest Coverage Ratio to be less than 2:1 as at the end of each fiscal quarter.

For the purpose of this Section 5.10 the following definitions shall apply (terms not otherwise defined herein shall have the meaning ascribed to them under GAAP):

        "Capital Expenditures" - for any period, the sum of (i) all expenditures that, in accordance with GAAP, are required to be included in land, property, plant or equipment or similar fixed asset account (whether involving real or personal property) and (ii) Capital Lease Obligations incurred during such period (excluding renewals of Capital Leases).

        "Capital Lease" - any lease of property by Borrower, as lessee, that, in accordance with GAAP, would be capitalized on a balance sheet.

        "Capital Lease Obligations" - the aggregate capitalized amount of the obligations of Borrower under all Capital Leases.

        "Earnings Available for Fixed Charges" - for any period, EBIT plus all amounts deducted in computing net income in respect of depreciation and amortization, less dividends and distributions less non-financed Capital Expenditures less cash taxes paid.

        "EBIT" means the total of (i) net earnings of Borrower plus (ii) all amounts deducted in computing such net income in respect of (a) interest expense on indebtedness and (b) taxes based upon or measured by income, as each such item is determined in accordance with GAAP.

        "Fixed Charges" - for any period, the aggregate amount of Borrower's interest expense plus current maturities of long term debt (including subordinated debt and Capital Lease Obligations) during such period.

        "GAAP" - means generally accepted accounting principles in the United States of America, as in effect on the date of the preparation and delivery of the financial statements described in Section 6 and consistently followed, without giving effect to any subsequent changes other than changes consented to in writing by the Lender.

        "Interest Coverage Ratio" means for any period, the ratio of EBIT to Borrower's current interest payments due during such period on Indebtedness for borrowed money.

SECTION 6. AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that, so long as any of the Obligations shall remain outstanding, and so long as the Lender is committed to make loans and other credit accommodations hereunder, except as set forth on Schedule A the Borrower will perform and observe each and all of the covenants and agreements herein set forth.

         6.1. Payments Under this Loan Agreement, Etc. The Borrower will make punctual payment of all monies and will faithfully and fully keep and perform all of the terms, conditions, covenants and agreements contained on the Borrower's part to be paid, kept or performed hereunder, and will be bound in all respects as debtor under this Loan Agreement; and will make punctual payment of all monies and will faithfully and fully keep and perform all of the terms, conditions, covenants and agreements on its part to be paid, kept or performed under the terms of any lease or mortgage of the premises where Borrower operates, and will promptly notify the Lender in the event of any default on the part of the Borrower or receipt by the Borrower of any notice of alleged default under any such lease or mortgage. The Borrower will pay and discharge at or before their maturity all taxes, assessments, rents, claims, debts and charges.

         6.2. Information, Access to Books and Inspection. The Borrower will furnish to the Lender such information regarding the business affairs and financial condition of the Borrower as the Lender may reasonably request, and upon reasonable notice to Borrower give any representative of the Lender access during normal business hours to, and permit such representative to examine and copy, and make extracts from, any and all books, records and documents in the possession of the Borrower relating to its affairs and to inspect any of the properties of the Borrower.

         6.3. Existence, Properties and Insurance. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect the legal existence of Borrower and its rights and franchises, and comply with all laws applicable thereto; at all times maintain, preserve and protect all franchises, patents, and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good condition and repair (normal wear and tear and obsolescence excepted), and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, and will pay or cause to be paid, except when the same may be contested in good faith, all rent due on premises where any property is held or may be held, so that the business carried on in connection therewith may be continuously conducted. The Borrower will have and maintain insurance at all times with respect to its properties against risks of fire (including so-called extended coverage), theft and such risks as the Lender may require containing such terms, in such form, and for such periods, and written by such companies as may be satisfactory to the Lender. The Borrower will furnish the Lender with certificates or other evidence satisfactory to the Lender of compliance with the foregoing insurance provisions. The Borrower will also at all times maintain necessary workmen's compensation insurance and such other insurance as may be required by law or as may be reasonably required by the Lender.

         6.4. Notices of Default and Governmental Orders. The Borrower will promptly give notice in writing to the Lender of the occurrence of any event which constitutes or which with notice or lapse of time, or both, would constitute an Event of Default; of any court or governmental orders, notices, claims, investigations, litigation and proceedings affecting the Borrower, and of any dispute which may exist between the Borrower, and any governmental regulatory body or any other party, which, if decided adversely against the Borrower, would have a material adverse effect on the Borrower's financial and operating conditions and would prevent the Borrower to operate its business as presently operated.

         6.5. Financial Statements. The Borrower agrees to furnish to the Lender the following financial information:

         (a) Annual Statement. on or before 90 days after the end of its fiscal year, its annual financial statement audited by a firm of certified public accountants in scope and with exceptions acceptable to the Lender, accompanied by a certificate by such accountant and by an officer of the Borrower that to the best of their knowledge no default exists under this Loan Agreement, or under any indenture pursuant to which any other indebtedness of the Borrower is outstanding, and that all the terms of this Loan Agreement have been fully performed, or if to the knowledge of either of them, any of the terms of this Loan Agreement have not been fully performed, such certificate shall specify the nature of the default and the steps taken by the Borrower to correct such default.

         (b) Quarterly Certificate. on or before forty-five (45) days after the end of each quarter, a quarterly compliance certificate;

         (c) Monthly Statements. on or before fifteen (15) days of month end a financial statement for the preceding month in form satisfactory to the Lender, and a monthly borrowing base certificate in the form attached as Exhibit 1; and

         (d) Other Information. promptly after the Lender's request, such other information as the Lender may, from time to time, reasonably request.

The foregoing shall be certified to the Lender as correct by an authorized representative of the Borrower. Such financial statements shall consist of balance sheets, income statements and supporting information, including without limitation, leases, schedule and pledge status of liquid assets, schedule of debt maturities, schedule of contingent liabilities, and cash flow schedules for income producing property. The financial statements shall fairly and consistently represent Borrower's financial condition.

         Whether requested or not, the Borrower will furnish to the Lender promptly upon receipt thereof copies of any and all management letters and financial statements submitted to the Borrower by its accountants and copies of all regular statements and all regular or periodic financial reports which the Borrower is or may be required to file with the Securities and Exchange Commission.

         (e) Field Exams. Lender may cause commercial finance field examinations to be completed semi-annually, at Borrower's sole cost and expense.

         6.6. Solvency. The Borrower hereby represents to the Lender that it is solvent and is generally paying its debts as such debts become due.

         6.7. F.I.C.A. and Withholding Taxes. Upon request of the Lender, the Borrower will furnish the Lender with proof satisfactory to the Lender of the payment or deposit of F.I.C.A. and withholding taxes required of the Borrower by applicable law. Should the Borrower fail to make any such payment or deposit or furnish such proof within a reasonable time, the Lender may, in the Lender's sole and absolute discretion, and without notice to the Borrower: (a) make payment of the same or any part thereof; or (b) set up such reserves in the Borrower's account as the Lender may deem necessary to satisfy the liability therefor. Each amount so deposited or paid by the Lender shall constitute an advance under the Revolving Loan, payable on demand, and shall be secured by all the Collateral held by the Lender. Nothing herein contained shall obligate the Lender to make such deposit or payment or set up such reserve, or to ascertain whether such deposit payments are being made by Borrower, nor shall the making of one or more such deposits or payments or the setting up of any such reserve constitute: (i) an agreement on the Lender's part to take any further or similar action; or (ii) a waiver of any default by the Borrower under the terms hereof or of any other agreements between the Borrower and the Lender. Upon the expiration or termination of this Loan Agreement or transactions hereunder, the Lender shall retain its security interest in all the Collateral held by the Lender until the Borrower shall have paid or discharged all such F.I.C.A. and tax obligations accrued to the date of such expiration or termination, or shall have supplied to the Lender evidence satisfactory to the Lender that due provisions have been made therefor.

         6.8 Cash Flow Recapture. Borrower shall be required to utilize 50% of the excess cash flow of Ranor Inc. above the required 1.2X Fixed Charge Coverage Ratio to be applied to payments due on the Term Loan in the inverse order of maturity. Such amount shall be due on or before April 1, 2007 for the period ending March 31, 2007, and annually on July 1 of each year thereafter.

SECTION 7. DEFAULT

         7.1. Events of Default. The occurrence of any one or more of the following events or conditions shall constitute an "Event of Default" under this Loan Agreement:

              a. Borrower's failure to make any payment of principal or interest or any other sums within fifteen (15) days of the date when due on any of the Obligations.

              b. Any warranty or representation or other statement made or furnished to the Lender by or on behalf of the Borrower or Guarantor herein or in any document or instrument furnished in connection herewith proves to have been false or misleading in any material respect when made or furnished.

              c. Breach of or failure in the due observance or performance of any covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to this Loan Agreement (other than those to be observed or performed pursuant to Section 5 and other than those specifically listed in this
Section 7.1) and the failure to cure (if curable) any such breach or failure within fifteen (15) days after receipt of written notice thereof from the Lender to the Borrower.

              d. Breach of or failure in the due observance or performance of any covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to Section 5 and the failure to cure (if curable) any such breach or failure within fifteen (15) days after receipt of written notice thereof from the Lender to the Borrower.

              e. Breach of or failure in the due observance or performance of any covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to any Supplemental Agreements or breach by Borrower or any Guarantor of any other agreement with Lender beyond the expiration of any grace or cure periods provided therein.

              f. A judgment or judgments for the payment of money in excess of $50,000 shall be rendered against the Borrower or any Guarantor, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution; or

              g. The Borrower or any Guarantor shall (1) apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of any of its assets; (2) be unable, or admit in writing its inability, to pay its debts as they mature; (3) file or permit the filing of any petition, case arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of it as a bankrupt, or the making of an assignment for the benefit of creditors or the consenting to any form or arrangement for the satisfaction, settlement or delay of debt or the appointment of a receiver for all or any part of its properties; or (4) any action shall be taken by the Borrower or any Guarantor for the purpose of effecting any of the foregoing; or

              h. An order, judgment or decree shall be entered, or a case shall be commenced, against the Borrower or any Guarantor, without its application, approval or consent by any court of competent jurisdiction, approving a petition or permitting the commencement of a case seeking reorganization or liquidation of the Borrower or any Guarantor or appointing a receiver, trustee or liquidator of the Borrower or any Guarantor, or of all or a substantial part of the assets of the Borrower or any Guarantor, and Borrower or any Guarantor, by any act, indicate its approval thereof, consent thereto, or acquiescence therein, or such order, judgment, decree or case shall continue unstayed and in effect for any period of thirty (30) consecutive days or an order for relief in connection therewith shall be entered; or

              i. If the Borrower or any Guarantor shall dissolve or liquidate, or be dissolved or liquidated, or cease to legally exist, or merge or consolidate, or be merged or consolidated with or into any other corporation; or

              j. If Borrower or any Guarantor who is a natural person shall die; or

              k. Failure by the Borrower or by any Guarantor to pay any other indebtedness or obligation in excess of $50,000, or if any such other indebtedness or obligation which is not subject to a bonafide dispute shall be accelerated, or if there exists any event of default under any instrument, document or agreement governing, evidencing or securing such other indebtedness or obligation which is not subject to a bonafide dispute; or

              l. Substantial loss, theft, damage, or destruction of the collateral provided to the Lender pursuant to this Loan Agreement, and not covered by insurance in any material respect.

              m. Termination by any party thereto of the loan arrangement provided pursuant to Section 2 of this Agreement.

              n. The occurrence of any material adverse change in the financial and/or operation condition of the Borrower or any Guarantor.

              o. If at any time, the Lender believes in good faith that there is such a material adverse change in the condition or affairs (financial or otherwise) of the Borrower or any Guarantor as the Lender believes in good faith impairs the Lender's security (if any) or increases its risk.

         7.2. Acceleration. Upon and after an Event of Default, the entire unpaid balance owed under this Loan Agreement, or any note or other documents evidencing the same, plus any other Obligations, shall, at the option of the Lender, upon written notice from Lender, immediately become due and payable without presentment, demand, protest, notice of protest, or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower, and Lender shall immediately be entitled to exercise all of its rights and remedies hereunder, under the Supplemental Agreements and under applicable law.

SECTION 8. MISCELLANEOUS PROVISIONS

         8.1. Setoff. Borrower hereby grants to Lender a lien, security interest and a right of setoff as security for all of the Obligations, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Lender, or in transit to any of them. At any time, without demand or notice, Lender may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Lender shall not be required to marshal any present or future security for, or guarantees of, the Obligations or to resort to any such security or guarantee in any particular order and the Borrower waives to the fullest extent that it lawfully can, (a) any right it might have to require the Lender to pursue any particular remedy before proceeding against the Lender and (b) any right to the benefit of, or to direct the application of the proceeds of any collateral until the Obligations are paid in full.

         8.2. Waiver of Right to Trial by Jury and Consent to Jurisdiction. BORROWER AND LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS AGREEMENT.

Borrower hereby agrees that the following courts:

         State Court - Any state or local court of the Governing State

         Federal Court - United States District Court for the District of Governing State
shall have exclusive jurisdiction to hear and determine any claims or disputes between Borrower and Lender pertaining directly or indirectly to this Agreement or to any matter arising in connection with this Agreement. Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts, hereby waiving personal service of the summons and complaint, or other process or papers issued therein, and agreeing that service of such summons and complaint, or other process or papers, may be made by registered or certified mail addressed to Borrower at the address set forth herein. Should Borrower fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing thereof, it shall be deemed in default and an order and/or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce the same in any appropriate jurisdiction.

         8.3. No Waiver. No course of dealing between the Borrower and the Lender and no failure to exercise or delay in exercising on the part of the Lender any right, power or privilege under the terms of this Loan Agreement or under the terms of any other agreements, instruments or other documents between the Lender and the Borrower shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further privilege. The rights and remedies provided herein and in any other agreement are cumulative and not exclusive or in derogation of any rights or remedies provided herein, therein, by law or otherwise.

         8.4. Survival of Agreements. All agreements, representations and warranties made herein, in any agreement and in any statements, notices, invoices, certificates, schedules, documents or other instruments delivered to the Lender in connection with this Loan Agreement or any other agreement shall survive the making of the loans and advances hereunder.

         8.5. Rights of Assignee. All rights of the Lender in, to and under this Loan Agreement shall pass to and may be exercised by any assignee thereof. The Borrower agrees that, in the event of an assignment of this Loan Agreement and notice of such assignment to the Borrower, the liability of the Borrower to a holder for value of this Loan Agreement shall be immediate and absolute and not affected by any actions of the Lender; and that the Borrower will not set up any claim against the Lender as a defense, counterclaim or setoff to any action for the unpaid balance owed under this Loan Agreement or for possession, brought by said holder.

         8.6. Binding Effect. All rights and obligations of the Lender hereunder shall inure to the benefit of and be binding upon its successors and assigns, and all the obligations of the Borrower contained in this Loan Agreement shall bind the successors, heirs and assigns of the Borrower. If the Borrower consists of more than one party , all of the obligations, covenants, representations and warranties of the Borrower contained in this Loan Agreement shall be the joint and several obligations of the parties constituting the "Borrower".

         8.7. Entire Agreement. This Loan Agreement and the Supplemental Agreements constitute the entire agreement of the parties and may not be amended orally.

         8.8. Governing Law. This Loan Agreement shall be governed and construed in accordance with the laws of the Governing State, including its conflict of laws principles.

         8.9. Payments. Acceptance of any check, draft or money order tendered in payment of any of the Obligations is conditioned upon and subject to receipt of final payment in cash.

         8.10. Schedules. All schedules referred to herein and annexed hereto are hereby incorporated into this Loan Agreement and made a part hereof.

         8.11. Counsel Fees and Expenses. The Borrower agrees to pay all reasonable counsel fees and expenses, including recording and filing fees, incurred by the Lender in connection with the financing of any kind and character hereafter incurred by the Lender, whether in connection with efforts to collect the Obligations, or in the enforcement or defense of any of the provisions of this Loan Agreement; or negotiations regarding and consultation concerning this Loan Agreement or any Supplemental Agreement, or preparation therefor, or the financing extended thereunder; or the defense of any proceedings involving any claims made or threatened against or arising out of this Loan Agreement or any Supplemental Agreement, or the financing extended thereunder, or which the Lender may hereafter incur in protecting, enforcing, increasing or releasing any security held by the Lender or any Obligation or any provision of this Loan Agreement or any Supplemental Agreement. Borrower's obligation to pay such counsel fees and expenses of the Lender shall exist whether or not proceedings are instituted or legal appearances are made in any court on behalf of the Lender.

         8.12. Lender Advances. The Lender may, in its sole and absolute discretion upon five (5) business days written notice, pay any amount which the Borrower has failed to pay or perform any act which the Borrower has failed to perform under this Loan Agreement. In such event the costs, disbursements, expenses and reasonable counsel fees thereof, together with interest thereon from the date the expense is paid or incurred, at the highest interest rate allowed under this Loan Agreement shall be (i) added to the Obligations, (ii) payable on demand to the Lender and (iii) secured by the Collateral. Nothing herein contained shall obligate the Lender to make such payments nor shall the making of one or more such payments constitute (i) an agreement on the Lender's part to take any further or similar action; or (ii) a waiver of any Event of Default under this Loan Agreement.

         8.13. Descriptive Headings. The descriptive headings of the several sections of this Loan Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         8.14. Notices. Except as otherwise specified herein, any written notice required or permitted by this Loan Agreement may be delivered by depositing it in the U.S. mail, first class, postage prepaid, or by any national overnight courier, charges prepaid, addressed to the Borrower or the Lender at the addresses set forth at the beginning of this Loan Agreement.

         8.15. Severability. If any provision of this Loan Agreement or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Loan Agreement or the application of such provision to persons, entities or circumstances other than those as to which it is held invalid, shall not be affected thereby and each provision of this Loan Agreement shall be valid and enforceable to the fullest extent permitted by law.

         8.16. Third Party Purchaser. Lender shall have the unrestricted right at any time or from time to time, and without Borrower's (or any Guarantor's) consent, to sell, assign, endorse, or transfer all or any portion of its rights and obligations hereunder to one or more banks or other entities (each, an "Assignee") and, Borrower (and each Guarantor) agrees that it shall execute, or cause to be executed such documents including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Lender shall deem necessary to effect the foregoing. In addition, at the reasonable request of Lender and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Lender has retained any of its rights and obligations hereunder following such assignment, to Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the note held by Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Lender and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Lender pursuant to the assignment documentation between Lender and Assignee, and Lender shall be released from its obligation hereunder and thereunder to a corresponding extent.

         8.17. Participation. Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower (or any Guarantor), but without increased cost to Borrower, to grant to one or more institutions or other persons (each a "Participant") participating interests in Lender's obligations to lend hereunder and/or any or all of the loans held by Lender hereunder. In the event of any such grant by Lender of a participating interest to a Participant, whether or not upon notice to Borrower, Lender shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations hereunder. Lender shall furnish any information concerning Borrower in its possession from time to time to any prospective assignees and Participants, provided that Lender shall require any such prospective assignee or Participant to maintain the confidentiality of such information.

         8.18. Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other security document(s) which is not of public record and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other document(s), the Borrower will issue, in lieu thereof, a replacement Note or other document(s) in the same principal amount thereof and otherwise of like tenor.

         8.19. Federal Reserve. Lender may at any time pledge, endorse, assign, or transfer all or any portion of its rights under the Loan Documents including any portion of the Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Lender from its obligations under any of the Loan Documents.

         IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be duly executed and delivered by the proper and duly authorized officers as of the date and year first above written.

                                 SOVEREIGN BANK


                                 By:/s/ Christopher T. Phelan
                                    ---------------------------------
                                    Christopher T. Phelan
                                    Its Senior Vice President
                                    Duly Authorized


                                 BORROWER
                                 RANOR, INC.


                                 By:/s/ James G. Reindl
                                    ---------------------------------
                                    Its Chairman
                                    Duly Authorized

The foregoing has been read and consented to by the following Guarantor:

                                 LOUNSBERRY HOLDINGS II, INC.


                                 By:/s/ James G. Reindl
                                    ---------------------------------
                                    Its Chairman
                                    Duly Authorized

                                   Schedule A

                                   Disclosures

                                   Schedule B

                                   COLLATERAL



All personal property now owned or hereafter acquired by the Debtor, wherever located, including, without limitation:

All "Accounts," "Chattel Paper," "Instruments," "Health-Care-Insurance Receivables," "Letter of Credit Rights," "Payment Intangibles," "Software," "Supporting Obligations," "Electronic Chattel Paper," "Commercial Tort Claims" and "Tangible Chattel Paper," as those terms are defined in the UCC as of the date hereof, whether now owned or hereafter acquired by Debtor;

All "Inventory" as that term is defined in the UCC as of the date hereof, including, without limitation, any and all goods, merchandise or other personal property, wheresoever located and whether or not in transit, now owned or hereafter acquired by the Debtor, which is or may at any time be held for sale or lease, or furnished or to be furnished under any contract of service or held as raw materials, work in process, supplies or materials used or consumed in the Debtor's business, and all such property the sale or other disposition of which has given rise to Accounts, Chattel Paper, Documents, or Instruments and which has been returned to or repossessed or stopped in transit by the Debtor;

All "Securities Entitlements," "Investment Property," "Financial Assets," "Documents" as those terms are defined in the UCC, whether now existing or hereafter acquired or arising.

All bills of lading, dock warrants, dock receipts, warehouse receipts or orders for the delivery of goods, and any other documents which in the regular course of business or financing are treated as adequately evidencing that the persons in possession of them are entitled to receive, hold, and dispose of the goods they cover;

All "Equipment," as that term is defined in the UCC, of Debtor, whether presently owned or hereafter acquired, and including, without limitation, machinery, furniture, furnishings, and fixtures, and any and all goods used or bought for use in or being used or for use in the conduct of Debtor's business and all goods used or bought for use in Debtor's business which are not included within the definition of Inventory, and all accessions and additions thereto, replacements therefor, and substitutions therefor.

All "Motor Vehicles" whether now owned or hereafter acquired by the Debtor, and all accessions and additions thereto, replacements therefor, and substitutions therefor.

All "General Intangibles" as that term is defined in the UCC as of the date hereof, whether presently owned or hereafter acquired, including, without limitation, all choses in action, causes of action, and all other intangible personal property of the Debtor, including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, trademarks, service marks, tradenames, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, credit files, computer programs, printouts and other computer materials and records, guaranty claims, security interests or other property held by or granted to Debtor to secure payment of any obligation of any obligor of Debtor and any and all of the rights of Debtor of whatever nature under any and all contracts, agreements, or leases (whether of real or personal property) to which the Debtor is or may become a party, including without limitation all of the rights of Debtor to enforce all of the provisions of, and to obtain payments or other performance due under, all contracts, agreements, or leases;

All monies, securities and other property of the Debtor, and the proceeds thereof, now or hereafter held or received by or in transit to the Bank whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also in and to any and all deposits, general or special, and credits of the Debtor with, and any and all claims of the Debtor against, the Bank now or at any time hereafter existing;

All of Debtor's rights (including rights as licensee and lessee) with respect to all computer hardware and software and all rights with respect thereto including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing, and further including
(i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware, (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, Software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes; and

All products and proceeds of the foregoing, including, without limitation, proceeds of any insurance policies insuring any of the foregoing.

All references to the UCC shall refer to the Uniform Commercial Code in effect in the state applicable to the Collateral, as the same may be revised.

                                    Exhibit 1

                           Borrowing Base Certificate

[GRAPHIC OMITTED]

                                                                Date:  0/0/00

               Borrowing Base Certificate - DRAFT - Number: XX-OO

Pursuant to its Security Agreement with
Sovereign Bank,
the undersigned hereby certifies to Sovereign Bank as of the above date the following:

-----------------------------------------------------------------------------------------------------------------------------
From line 1 of Collateral Update or                                                    0/0/00
line D of BBC dated:
                                                                            ------------------
        Previous accounts receivable:                                                                             0.00   (A)
                                                                                                   --------------------

Additions to accounts receivable:
       Date                           Sales          Misc. Additions
       ----                           -----          ---------------
      0/0/00                           0.00                     0.00
--------------------          --------------       ------------------
      0/0/00                           0.00                     0.00
--------------------          --------------       ------------------
             Total:                    0.00   +                 0.00  =                                           0.00   (B)
                              --------------       ------------------                              --------------------
Reductions to accounts receivable:
       Date                     Collections             Credit Memos         Other Reductions
       ----                     -----------             ------------         ----------------
      0/0/00                (          0.00  ) (                0.00 )                   0.00 )
                                                                      (
--------------------          --------------       ------------------     --------------------
      0/0/00                (          0.00  ) (                0.00 )                   0.00 )
                                                                      (
--------------------          --------------       ------------------     --------------------
             Total:         (          0.00 ) + (               0.00 ) + (               0.00 ) = (               0.00 ) (C)

                              --------------       ------------------     --------------------     --------------------
New accounts receivable (lines A+B-C):                                                                            0.00   (D)
                                                                                                   --------------------
From Collateral Update dated:                                                   0/0/00
                                                                          --------------------
   Ineligible accounts receivable                                                                (                0.00 ) (E)
(line 2):
                                                                                                   --------------------
Eligible accounts receivable (line D-                                                                             0.00   (F)
line E):
                                                                                                   --------------------
Accounts receivable advance rate:                                                                0 %    (G)
                                                                                              -----
Accounts receivable availability (line                                                                            0.00   (H)
F times line G):
                                                                                                   --------------------
From Collateral Update dated:                                                   0/0/00
                                                                          --------------------
   Inventory availability (line 8):                                                                               0.00   (I)
                                                                                                   --------------------
   Letters of Credit, other reserves and/or holdbacks (line                                      (                0.00 ) (J)
9):
                                                                                                   --------------------
   Other availability (line 10+11):                                                                               0.00   (K)
                                                                                                   --------------------
Net Available Borrowing Base (lines                                                                               0.00   (L)
H+I-J+K):
                                                                                                   --------------------

-----------------------------------------------------------------------------------------------------------------------------
From line 13 of Collateral Update or line Q                                            0/0/00
 of BBC dated:                                                            --------------------
    Beginning                                                                                                     0.00   (M)
loan balance:
                                                                                                   --------------------

Less:  Deposits/collections/paydowns since
last BBC:
       Date                          Amount              Date                          Amount
       ----                          ------              ----                          ------
      0/0/00                (          0.00 )           0/0/00          (                0.00 )
--------------------          --------------       ------------------     --------------------
      0/0/00                (          0.00 )           0/0/00          (                0.00 )
--------------------          --------------       ------------------     --------------------
Total:                      (          0.00 )              +            (                0.00 ) = (               0.00 ) (N)

                              --------------                              --------------------     --------------------
Plus:  Interest and other charges applied to the                                                                  0.00   (O)
loan:
                                                                                                   --------------------
Plus:  Principal amount of additional borrowing now desired, if any:                                              0.00   (P)
                                                                                                   --------------------
New loan balance (lines M-N+O+P) not to exceed
either
                    Line               0.00 or net available borrowing base (line L):                        Overline!   (Q)
                    limit of
                              --------------                                                       --------------------
Available for future borrowings (line                                                                        Overline!   (R)
L-line Q):
                                                                                                   --------------------

-----------------------------------------------------------------------------------------------------------------------------
       Prepared by: xxxxxxxxxxxxxxxxxxxx                             for: xxxxxxxxx
                    xxxxxxxxxx                                            xxxxxxxxxx xxxx
                    -------------------------------------------------     ---------------------------------------------
                                        Name/Position                                       Borrower


[GRAPHIC OMITTED]                 Date: 0/0/00

              Collateral Update Certificate - DRAFT - Number: XX-OO


Pursuant to its Security Agreement with Sovereign Bank, the undersigned hereby certifies to Sovereign Bank as of the above date the following:

--------------------------------------------------------------------------------------------------------------------------
Per accounts receivable aging dated:                 0/0/00
                                               -------------------
Total                                                                                                          0.00   (1)
Accounts
Receivable:
                                                                                                --------------------

                                                                                                --------------------
                 Accounts more than        0       days from      xxxxxxxxxxxxx                                0.00
Ineligibles:
                                         ------                   -------------------------     --------------------
                 Intercompany accounts                                                        +                0.00
                                                                                                --------------------
                 Government accounts                                                          +                0.00
                                                                                                --------------------
                 Contra accounts                                                              +                0.00
                                                                                                --------------------
                 Foreign Accounts                                                             +                0.00
                                                                                                --------------------
                    0  % Cross aging                                                          +                0.00
                      exclusion
                 -----                                                                          --------------------
                 xxxxxxxxxx xxxxx xx                                                          +                0.00
                 ------------------------------                                                 --------------------
                 xxxxxxxxxx xxxxx xx                                                          +                0.00
                 ------------------------------                                                 --------------------
                                                                              Total ineligible                 0.00   (2)
                                                                           accounts receivable:
                                                                                                --------------------
Eligible accounts receivable (line                                                                             0.00   (3)
1-line 2):
                                                                                                --------------------
Accounts receivable                                                                           0 %  (4)
advance rate:
                                                                                           -----
Accounts receivable availability (line                                                                         0.00   (5)
3 times line 4):
                                                                                                --------------------
Inventory as                                         0/0/00
of:                                            -------------------

                                   Gross                           Adv                                    Inventory
   Inventory Type                 Amount               Ineligible   %                  Cap             Availability
-----------------------------------------      --------------------------------------------     --------------------
xxx xxxx xx                         0.00                     0.00     0               0.00                     0.00
-----------------------------------------      --------------------------------------------     --------------------
xxx xxxx xx                         0.00                     0.00     0               0.00    +                0.00
-----------------------------------------      --------------------------------------------     --------------------
xxx xxxx xx                         0.00                     0.00     0               0.00    +                0.00
-----------------------------------------      --------------------------------------------     --------------------
xxx xxxx xx                         0.00                     0.00     0               0.00    +                0.00
-----------------------------------------      --------------------------------------------     --------------------
xxx xxxx xx                         0.00                     0.00     0               0.00    +                0.00
-----------------------------------------      --------------------------------------------     --------------------
                                                                            Total of inventory                 0.00   (6)
                                                                          availability by type:
                                                                                                --------------------
Availability cap on aggregate                                                                                  0.00   (7)
inventory, if any:
                                                                                                --------------------
Inventory availability (line 6, not to                                                                         0.00   (8)
exceed line 7):
                                                                                                --------------------
Letters of credit, other reserves                                                             (                0.00 ) (9)
and/or holdbacks:
                                                                                                --------------------
Other                 xxx x xxxxxx                                                                             0.00  (10)
availability:         xxxxxx xxxx
                      --------------------------------------------------                        --------------------
Other                 xxx x xxxxxx                                                                             0.00  (11)
availability:         xxxxxx xxxx
                      --------------------------------------------------                        --------------------
Net available borrowing base (line                                                                             0.00  (12)
5+8-9+10+11):
                                                                                                --------------------

--------------------------------------------------------------------------------------------------------------------------
Loan Balance not to
exceed either
                 Line               0.00 or net available                                                      0.00  (13)
                 limit                   borrowing base (line
                 of:                     12):
                      -------------------                                                       --------------------
Available for future borrowings (line                                                                     Overline!  (14)
12-line 13):
                                                                                                --------------------

--------------------------------------------------------------------------------------------------------------------------
    Prepared by: xxxxxxxxxxxxxxxxxxxx                             for:  xxxxxxxxx
                 xxxxxxxxxx                                             xxxxxxxxxx xxxx
                 -------------------------------------------------      --------------------------------------------
                                     Name/Position                                       Borrower

[GRAPHIC OMITTED]                 Date: 0/0/00

        Accounts Receivable & Loan Reconciliation - DRAFT - Number: XX-OO

Pursuant to its Security Agreement with
Sovereign Bank,
the undersigned hereby certifies to Sovereign Bank as of the above date the following:

----------------------------------------------------------------------------------------------------------------------------
Activity for the                                      0/0/00         to:       0/0/00
period from:
                                                --------------------     --------------------
BBCs from:                                             XX-00         to:        XX-00
                                                --------------------     --------------------

A/R Reconciliation:
Ending Accounts Receivable Balance (from line D                                                                  0.00   (I)
of the last BBC of the period):
                                                                                                  --------------------
Additions (reductions) to accounts
receivable reported on BBCs
subsequent to the last BBC in the
period but relating to the period:
       BBC#                 Description                                               Amount
       ----                 -----------                                               ------
       XX-00            xxxxxxxxxx                                                      0.00
                        xxxxxxxxx xxx
--------------------    --------------------------------------------     --------------------
       XX-00            xxxxxxxxxx                                     +                0.00
                        xxxxxxxxx xxx
--------------------    --------------------------------------------     --------------------
       XX-00            xxxxxxxxxx                                   - (                0.00 )
                        xxxxxxxxx xxx
--------------------    --------------------------------------------     --------------------
       XX-00            xxxxxxxxxx                                   - (                0.00 ) =                 0.00  (II)
                        xxxxxxxxx xxx
--------------------    --------------------------------------------     --------------------     --------------------
Adjusted end-of-period accounts receivable balance (Line I+II):                                                  0.00 (III)
                                                                                                  --------------------
End-of-period accounts receivable per                                          0/0/00                            0.00  (IV)
aging dated:
                                                                         --------------------     --------------------
Variance between line III and line IV:                                                                           0.00   (V)
                                                                                                  --------------------
           Explain: xxxxx xxxx xx
                    xxxxxxxxxxx xxx
                    -----------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Loan Activity:
Ending loan balance (from line Q of the last                                                                     0.00  (VI)
BBC of the period):
                                                                                                  --------------------
Additions (reductions) to the loan
balance reported on BBCs subsequent
to the last BBC in the period but
relating to the period:

       BBC#                 Description                                               Amount
       ----                 -----------                                               ------
       XX-00            xxxxxxxxxx                                                      0.00
                        xxxxxxxxx xxx
--------------------    --------------------------------------------     --------------------
       XX-00            xxxxxxxxxx                                     +                0.00
                        xxxxxxxxx xxx
--------------------    --------------------------------------------     --------------------
       XX-00            xxxxxxxxxx                                   - (                0.00 )
                        xxxxxxxxx xxx
--------------------    --------------------------------------------     --------------------
       XX-00            xxxxxxxxxx                                   - (                0.00 ) =                 0.00 (VII)
                        xxxxxxxxx xxx
--------------------    --------------------------------------------     --------------------     --------------------
Adjusted end-of-period loan balance (line VI+line VII):                                                          0.00(VIII)
                                                                                                  --------------------
End-of-period loan balance from company accounting records:                                                      0.00  (IX)
                                                                                                  --------------------
Variance between line IX and line X:                                                                             0.00   (X)
                                                                                                  --------------------
           Explain: xxxxx xxxx xx
                    xxxxxxxxxxx xxx
                    -----------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
       Prepared by: xxxxxxxxxxxxxxxxxxxx                            for: xxxxxxxxx
                    xxxxxxxxxx                                           xxxxxxxxxx xxxx
                    ------------------------------------------------     ---------------------------------------------
                                     Name/Position                                         Borrower

                              TERM PROMISSORY NOTE


        FOR VALUE RECEIVED, on March 1, 2013 (the "Maturity Date"), RANOR, INC., a Delaware corporation, each with its chief executive office and principal place of business at One Bella Drive, Westminster, MA 01473 ("Borrower") promises to pay to the order of SOVEREIGN BANK, (hereinafter called "Lender") at its offices at 1010 Farmington Avenue, West Hartford, CT 06107 or at such other place as the holder of this note may from time to time designate in writing, the principal sum of FOUR MILLION DOLLARS ($4,000,000), in lawful money of the United States with interest at the rate or rates set forth below, until fully paid. Borrower further agrees to pay all taxes levied or assessed upon said principal sum against any holder of this Note and all costs, including reasonable attorneys' fees incurred in the collection, defense, preservation, enforcement or protection of this Note or any guaranty hereof in the foreclosure of any mortgage or security interest now or hereafter securing the same or in any proceedings to otherwise enforce or protect this Note or any guaranty hereof or any security therefor. Interest on this Note shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed.

        (1) INTEREST RATE/PAYMENTS.

        (a) Principal Plus Interest. Payments of principal shall be made in twenty-eight (28) successive quarterly installments as follows:

                Twenty-Seven (27) equal successive quarterly installments in the amount of ONE HUNDRED FORTY-TWO THOUSAND EIGHT HUNDRED FIFTY-SEVEN AND 14/100THS DOLLARS ($142,857.14) commencing June 1, 2006 and continuing on the first day of each successive calendar quarter thereafter, with the final and twenty-eighth
(28th) installment being due and payable on the Maturity Date, said installment being an amount equal to the balance of all unpaid principal and accrued interest.

        (b) Interest Rates, Payment of Interest. So long as no Event of Default (hereafter defined) has occurred and subject to the terms hereof, principal outstanding hereunder shall bear interest at a fixed rate of nine (9%) percent per annum (herein the "Fixed Rate") through and including February 28, 2011, and thereafter at a variable rate (the "Variable Rate") equal to the Prime Rate (hereinafter defined) plus one and one-half percent (1.5%) per annum. Interest on all amounts outstanding at the Variable Rate and Fixed Rate shall be payable quarterly beginning June 1, 2006, and continuing thereafter on the first Banking Day of each succeeding quarter until the principal balance shall be paid in full.

        (c) Automatic Payments. Borrower hereby authorizes Lender to automatically deduct from Borrower's account at Lender the amount of any loan payment ("Automatic Payments"). If the funds in the account are insufficient to cover any payment, Lender shall not be obligated to advance funds to cover the payment. At any time and for any reason, Borrower or Lender may voluntarily terminate Automatic Payments. The Lender shall record on the books and records of the Lender an appropriate notation evidencing each repayment on account of the principal hereof and the amount of interest paid; and the Borrower authorizes the Lender to maintain such records or make such notations and agrees that the amount shown on the books and records as outstanding from time to time shall constitute the amount owing to the Lender pursuant to this Note, absent manifest error.

        (d) Cash Flow Recapture. Borrower shall also pay the amounts required under Section 6.7 of the Loan Agreement.

        (2) DEFAULT RATE. To the extent allowed by applicable law, after the occurrence of any Event of Default, after maturity or after judgement has been rendered on this Note, all outstanding principal and unpaid interest shall bear, until paid, interest at a rate per annum equal to two (2%) percentage points greater than that which would otherwise be applicable (the "Default Rate").

        (3) LATE CHARGE. If a regularly scheduled payment is fifteen (15) days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $10.00, whichever is greater.

        (4) EXPENSES. Borrower further promises to pay to the Lender, as incurred, and as an additional part of the unpaid principal balance, all costs, expenses and reasonable attorneys' fees incurred (i) in the protection, modification, collection, defense or enforcement of all or part of this Note or any guaranty hereof, or (ii) in the foreclosure or enforcement of any mortgage or security interest which may now or hereafter secure either the debt hereunder or any guaranty thereof, or (iii) with respect to any action taken to protect, defend, modify or sustain the lien of any such mortgage or security agreement, or (iv) with respect to any litigation or controversy arising from or connected with this Note or any mortgage or security agreement or collateral which may now or hereafter secure this Note, or (v) with respect to any act to protect defend, modify, enforce or release any of its rights or remedies with regard to, or otherwise effect collection of, any collateral which may now or in the future secure this Note or with regard to or against Borrower or any endorser, guarantor or surety of this Note.

        (5) DEFINITIONS. (a) "Fixed Rate" shall have the meaning set forth in Paragraph 1(b) hereof.

        (b) "Governing State" shall mean the state where Lender's offices are located as set forth in the first paragraph of this Note.

        (c) "Loan Documents" shall mean any and all agreements, instruments, documents, security agreements, mortgages, financing statements, and supplements thereto and relating to the Loan, or entered into between the Borrower or Guarantor (hereafter defined) in favor of, or with, the Lender, at any time, for any purpose.

        (d) "Maturity Date" shall have the meaning set forth in the first paragraph of this Note.

        (e) "Obligations" shall mean all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Lender of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, whether or not such obligations are related to the transaction described in this Loan Agreement, by class, or kind, or whether or not contemplated by the parties at the time of the granting of this security interest, including without limitation, all interest, fees, charges, expenses and attorneys' fees chargeable to the Borrower or incurred by the Lender in connection with the Borrower's account whether provided for herein or in any Loan Document.

        (f) The term "Prime Rate" means the variable per annum rate of interest so designated from time to time by the Lender as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. The rate of interest hereunder shall change simultaneously and automatically, without further notice, upon the Lender's determination and designation from time to time of the Prime Rate. The Lender's determination and designation from time to time of the Prime Rate shall not in any way preclude the Lender from making loans to other borrowers at rates that are higher or lower than or different from the referenced rate.

        (g) "Variable Rate" shall have the meaning set forth in paragraph 1(b) hereof.

        (6) OPTIONAL PREPAYMENT. Borrower may prepay the outstanding indebtedness due hereunder in whole, or in part, if no Event of Default then exists and any applicable Prepayment Consideration (as defined below) is tendered with each prepayment. The "Prepayment Consideration" shall be in the first year of this Loan, three (3%) percent of the principal amount prepaid; in the second year of this Loan, two (2%) percent of the principal amount prepaid; in the third year of this Loan, one (1%) percent of the principal amount prepaid. After the third full year of this Loan, no Prepayment Consideration is due. No Prepayment Consideration shall be due if the prepayment is solely as a result of application of insurance or condemnation proceeds from a casualty or condemnation action against Borrower's assets.

        Prepayment Consideration shall be due on any payment of principal that is paid prior to the date upon which it is scheduled to be due, including an involuntary early payment, such as by reason of operation of law, condemnation, casualty or acceleration of the Loan upon an Event of Default or by reason of liquidation of the Borrower by a receiver or otherwise. Borrower recognizes that Lender will incur substantial additional costs and expenses including loss of yield and anticipated profitability in the event of a prepayment of the Loan (or a portion thereof) and that the Prepayment Consideration compensates Lender for such costs and expenses. Borrower acknowledges that the Prepayment Consideration is bargained for consideration and not a penalty.

        All such prepayment amounts shall be applied first to fees and expenses then due hereunder, then to interest on the unpaid principal balance accrued to the date of prepayment and last to the principal balance then due hereunder.

         (7) DEFAULT. The happening of any of the following events or conditions shall constitute an "Event of Default" under this Note:

         1. Failure to make any payment of principal or interest or any sum due under this Note within fifteen (15) days of the date when the same shall be due and payable; or

         2. Default by the Borrower in the payment or performance of any obligation on its part to be paid or performed, or breached by the Borrower of any representation, warranty, term, covenant or condition of or under any agreements between the Lender and the Borrower including, without limitation, any default or Event of Default under that certain Loan and Security Agreement dated of even date herewith, as the same may be amended, modified, extended or restated or in any documents or instruments referred to in said agreements, and without limitation any default or Event of Default under that certain Revolving Promissory Note given by Borrower to Lender of even date herewith as the same may be amended, modified extended or restated.

         Upon and after an Event of Default, the availability of advances hereunder shall, at the option of the Lender, be deemed to be automatically terminated and, at its option, the whole of said indebtedness, both principal and interest, and including any other sums which may become due under this Note, shall, at the option of the holder of this Note, immediately become due and payable without presentment, demand, protest, notice of protest, or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower.

        (8) WAIVERS, CONSENT TO JURISDICTION. The Borrower agrees that no delay or failure on the part of the holder in exercising any power, privilege, remedy, option or right hereunder shall operate as a waiver thereof or of any other power, privilege, remedy or right; nor shall any single or partial exercise of any power, privilege, remedy, option or right hereunder preclude any other or future exercise thereof or the exercise of any other power, privilege, remedy, option or right. The rights and remedies expressed herein are cumulative, and may be enforced successively, alternately, or concurrently and are not exclusive of any rights or remedies which holder may or would otherwise have under the provisions of all applicable laws, and under the provisions of all agreements between the Borrower and the Lender.

        The Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. The Borrower hereby assents to any extension or postponement of the time of payment or any other indulgence, to the addition or release of any party or person primarily or secondarily liable, and to the addition, release and/or substitution of all or any portion of any collateral now or hereafter securing this Note.

         Borrower shall not be obligated to pay and Lender shall not collect interest at a rate higher than the maximum permitted by law or the maximum that will not subject Lender to any civil or criminal penalties. If, because of the acceleration of maturity the payment of interest in advance or any other reason, Borrower is required, under the provisions of any Loan Document or otherwise, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate and any payment made in excess of such maximum rate shall be applied to principal outstanding hereunder or, if required by applicable law, shall be returned to Borrower.

        This Note is subject to and secured by the collateral set forth in the Loan Agreement which, inter alia, contains waivers and consents of the Borrower including, without limitation, waivers of jury trial, setoff rights and Lender's right to sell all or portions of the loan evidenced hereby.

        This Note shall be governed by and construed in accordance with the laws of the Governing State.

        Dated:   February 24, 2006.



                                       RANOR, INC.



                                       By: /s/ James G. Reindl
                                          ------------------------------------
                                          Its Chairman duly authorized

                            REVOLVING PROMISSORY NOTE


        FOR VALUE RECEIVED, RANOR, INC., a Delaware corporation, with its chief executive office and principal place of business at One Bella Drive, Westminster, MA 01473 (hereinafter called "Borrower") promises to pay to the order of SOVEREIGN BANK, (hereinafter called "Lender") at its offices at 1010 Farmington Avenue, West Hartford, CT 06107 or at such other place as the holder of this note may from time to time designate in writing, the principal sum of ONE MILLION DOLLARS ($1,000,000.00), or the aggregate unpaid principal amount of all advances made by the Lender to the Borrower under terms hereinafter set forth, whichever is less (the "Commitment Amount"), in lawful money of the United States, to pay interest on each advance at the rate set forth below, and to pay all taxes levied or assessed upon said principal sum against any holder of this Note and all costs, including reasonable attorneys' fees incurred in the collection, defense, preservation, enforcement or protection of this Note or any guaranty hereof, in the foreclosure of any mortgage or security interest now or hereafter securing the same or in any proceedings to otherwise enforce or protect this Note or any guaranty hereof or any security therefor. Interest on this Note shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed. All advances shall be due and payable as set forth herein, but if not sooner paid, this note and all amounts due hereunder shall be due and payable on June 30, 2007 (the "Termination Date").

         (1) ADVANCES, NOTICE OF BORROWING. When the Borrower desires to borrow hereunder, it shall give the Lender one (1) days' written notice specifying the date of the proposed borrowing (which shall be a Banking Day (hereafter defined)), and the amount to be borrowed. Any such notice shall be irrevocable and shall be subject to Section 2(c) hereof. If any advance is made, the Lender shall record on the books and records of the Lender an appropriate notation evidencing such advance, each repayment on account of the principal thereof and the amount of interest paid; and the Borrower authorizes the Lender to maintain such records or make such notations and agrees that the amount shown on the books and records as outstanding from time to time shall constitute the amount owing to the Lender pursuant to this Note, absent manifest error. Each Variable Rate Advance shall be due and payable on the Termination Date. Unless an Event of Default has occurred the Borrower may borrow, repay and reborrow; and provided, further, that all outstanding principal plus accrued and unpaid interest shall be paid in full on the Termination Date.


        (2) INTEREST RATE/PAYMENTS.

        (a) Interest Rates, Payment of Interest. So long as no Event of Default (hereafter defined) has occurred and subject to the terms hereof, each advance hereunder shall bear interest at a rate per annum (the "Variable Rate") equal to the Prime Rate (as hereafter defined) plus one and one-half (1.5%) percent (herein a "Variable Rate Advance"). Interest on all Variable Rate Advances shall be payable monthly beginning on the first Banking Day of the month following the date of this Note, and continuing thereafter on the first Banking Day of each succeeding month until the principal balance shall be paid in full.

        (b) Automatic Payments. Borrower hereby authorizes Lender to automatically deduct from Borrower's account numbered [_______________] the amount of any loan payment ("Automatic Payments"). If the funds in the account are insufficient to cover any payment, Lender shall not be obligated to advance funds to cover the payment. At any time and for any reason, Borrower or Lender may voluntarily terminate Automatic Payments. If any advance is made, the Lender shall record on the books and records of the Lender an appropriate notation evidencing any advance, each repayment on account of the principal thereof and the amount of interest paid; and the Borrower authorizes the Lender to maintain such records or make such notations and agrees that the amount shown on the books and records as outstanding from time to time shall constitute the amount owing to the Lender pursuant to this Note, absent manifest error.


        (3) DEFAULT RATE. To the extent allowed by applicable law, after the occurrence of any Event of Default, after maturity or after judgement has been rendered on this Note, Borrower's right to select pricing options shall cease (if applicable) and all outstanding principal and unpaid interest shall bear, until paid, interest at a rate per annum equal to two (2%) percentage points greater than that which would otherwise be applicable (the "Default Rate"). Where Borrower would, but for the application of the preceding sentence, have had the right to elect among interest rate options, the "Default Rate" shall mean the Variable Rate plus two (2%) percentage points.

        (4) LATE CHARGE. If a regularly scheduled payment is fifteen (15) days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $10.00, whichever is greater.

        (5) EXPENSES. Borrower further promises to pay to the Lender, as incurred, and as an additional part of the unpaid principal balance, all costs, expenses and reasonable attorneys' fees incurred (i) in the protection, modification, collection, defense or enforcement of all or part of this Note or any guaranty hereof as provided in the Loan Agreement, or (ii) in the foreclosure or enforcement of any mortgage or security interest which may now or hereafter secure either the debt hereunder or any guaranty thereof, or (iii) with respect to any action taken to protect, defend, modify or sustain the lien of any such mortgage or security agreement, or (iv) with respect to any litigation or controversy arising from or connected with this Note or any mortgage or security agreement or collateral which may now or hereafter secure this Note, or (v) as a consequence of any default by Borrower to complete a borrowing or (vi) with respect to any act to protect defend, modify, enforce or release any of its rights or remedies with regard to, or otherwise effect collection of, any collateral which may now or in the future secure this Note or with regard to or against Borrower or any endorser, guarantor or surety of this Note.

        (6) DEFINITIONS. (a) "Banking Day" shall mean with respect to Variable Rate Advances, any day other than a day on which commercial lenders in the Governing State are required or permitted by law to close.

        (b) "Governing State" shall mean the state where Lender's offices are located as set forth in the first paragraph of this Note.

        (c) "Loan Documents" shall mean any and all agreements, instruments, documents, security agreements, mortgages, financing statements, and supplements thereto and relating to the Loan, or entered into between the Borrower or Guarantor (hereafter defined) in favor of, or with, the Lender, at any time, for any purpose.

        (d) "Obligations" shall mean all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Lender of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, whether or not such obligations are related to the transaction described in this Loan Agreement, by class, or kind, or whether or not contemplated by the parties at the time of the granting of this security interest, including without limitation, all interest, fees, charges, expenses and attorneys' fees chargeable to the Borrower or incurred by the Lender in connection with the Borrower's account whether provided for herein or in any Loan Document.

        (e) The term "Prime Rate" means the variable per annum rate of interest so designated from time to time by the Lender as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. The rate of interest hereunder shall change simultaneously and automatically, without further notice, upon the Lender's determination and designation from time to time of the Prime Rate. The Lender's determination and designation from time to time of the Prime Rate shall not in any way preclude the Lender from making loans to other borrowers at rates that are higher or lower than or different from the referenced rate.

        (f) "Variable Rate Advance" shall have the meaning set forth in paragraph 2(a) hereof.

        (9) PREPAYMENT. The Borrower shall be required to prepay ON DEMAND all advances made under this Note to the extent the aggregate of all such advances exceeds the amounts permitted hereunder. In addition the Borrower shall pay, if applicable, charges incurred pursuant to the terms hereof.

        All payments will be applied first to the payment of late charges, then to accrued and unpaid interest due and owing and the balance on account of the unpaid principal of this Note.

        Borrower may terminate the Revolving Loan evidenced by this Note at any time provided the applicable Prepayment Consideration (as defined below) is tendered at termination. The "Prepayment Consideration" shall be (a) during the first year of this loan, three (3%) percent of Commitment Amount; and (b) during the second year of this loan, two (2%) percent of the Commitment Amount.

       (10) DEFAULT. The happening of any of the following events or conditions shall constitute an "Event of Default" under this Note:


         1. Failure to make any payment of principal or interest or any sum due under this Note within fifteen (15) days of the date when the same shall be due and payable; or

         2. Default by the Borrower in the payment or performance of any obligation on its part to be paid or performed, or breached by the Borrower of any representation, warranty, term, covenant or condition of or under any agreements between the Lender and the Borrower including, without limitation, any default or Event of Default under that certain Loan and Security Agreement dated of even date herewith, as the same may be amended, modified, extended or restated or in any documents or instruments referred to in said agreements, and without limitation any default or Event of Default under that certain Term Promissory Note given by Borrower to Lender of even date herewith as the same may be amended, modified extended or restated.

         3. Termination of this loan and line of credit for any reason prior to the Termination Date.

         Upon and after an Event of Default, the availability of advances hereunder shall, at the option of the Lender, be deemed to be automatically terminated and, at its option, the whole of said indebtedness, both principal and interest, and including any other sums which may become due under this Note, shall, at the option of the holder of this Note, immediately become due and payable without presentment, demand, protest, notice of protest, or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower.

        (12) WAIVERS, CONSENT TO JURISDICTION. The Borrower agrees that no delay or failure on the part of the holder in exercising any power, privilege, remedy, option or right hereunder shall operate as a waiver thereof or of any other power, privilege, remedy or right; nor shall any single or partial exercise of any power, privilege, remedy, option or right hereunder preclude any other or future exercise thereof or the exercise of any other power, privilege, remedy, option or right. The rights and remedies expressed herein are cumulative, and may be enforced successively, alternately, or concurrently and are not exclusive of any rights or remedies which holder may or would otherwise have under the provisions of all applicable laws, and under the provisions of all agreements between the Borrower and the Lender.

        The Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. The Borrower hereby assents to any extension or postponement of the time of payment or any other indulgence, to the addition or release of any party or person primarily or secondarily liable, and to the addition, release and/or substitution of all or any portion of any collateral now or hereafter securing this Note.

         Borrower shall not be obligated to pay and Lender shall not collect interest at a rate higher than the maximum permitted by law or the maximum that will not subject Lender to any civil or criminal penalties. If, because of the acceleration of maturity the payment of interest in advance or any other reason, Borrower is required, under the provisions of any Loan Document or otherwise, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate and any payment made in excess of such maximum rate shall be applied to principal outstanding hereunder or, if required by applicable law, shall be returned to Borrower.

         Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other security document(s) which is not of public record and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other document(s), the Borrower will issue, in lieu thereof, a replacement Note or other document(s) in the same principal amount thereof and otherwise of like tenor.

        This Note is subject to and secured by the collateral set forth in the Loan Agreement which, inter alia, contains waivers and consents of the Borrower including, without limitation, waivers of jury trial, setoff rights and Lender's right to sell all or portions of the loan evidenced hereby.

        This Note shall be governed by and construed in accordance with the laws of the Governing State.

         Dated:  February 24, 2006.




                                       RANOR, INC.



                                       By:/s/ James G. Reindl
                                          ---------------------------

                                       Its Chairman
                                          ---------------------------
                                           Duly Authorized